UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2019

BIOSCIENCE NEUTRACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36604	46-0745348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Michigan Avenue #600, Chicago IL	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 773-236-8132

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items

Further to our Definitive Schedule 14C filed on January 18, 2019, a majority of our shareholders approved a reverse stock split on a basis of 40 old shares for one (1) new share of our issued and outstanding common stock. No fractional shares of common stock will be issued as a result of the reverse split. Any fractional shares that would have resulted from the reverse split will be rounded up to the next whole number.

As a result of the reverse split, our issued and outstanding shares of common stock will decrease from 9,700,000 to 242,500 shares of common stock. We confirm that our authorized capital will remain unchanged.

The reverse split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of February 7, 2019.

The reverse split will become effective with the OTC Markets at the opening of trading on February 7, 2019. Our trading symbol will change to DEVVD. The "D" will be removed in 20 business days and the symbol will revert back to DEVV. . Our new CUSIP number is 09075H202.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCIENCE NEUTRACEUTICALS, INC.

/s/ Liang Chen
Liang Chen
Chief Executive Officer

Date: February 7, 2019

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